Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	February 10, 2025
Contact:	Timothy J. Mulvaney
Vice President, Treasurer and CFO
Telephone:	(540) 777-3997

RGC RESOURCES, INC. REPORTS

FIRST QUARTER EARNINGS

ROANOKE, Va.  (February 10, 2025)--RGC Resources, Inc. (Nasdaq:  RGCO) announced consolidated Company earnings of $5,269,689, or $0.51 per share, for the first quarter ended December 31, 2024, compared to $5,019,992, or $0.50 per share, for the fiscal quarter ended December 31, 2023.  Higher utility margin reflected the new base rates that went into effect July 1, 2024 and was offset by lower equity earnings from unconsolidated affiliate and higher interest expense.

Roanoke Gas continued investing in utility infrastructure to enhance system reliability and deliver gas to new customers, driving both higher margins and earnings. CEO Paul Nester stated, “Colder weather in December and strong usage by our largest transportation customer also contributed to a higher quarterly performance.  The Company’s equity earnings from its investment in the MVP were $854,213 in the first quarter ended December 31, 2024, as the pipeline is in operation, compared to $1,467,835 in the first quarter ended December 31, 2023, which corresponded to the Company’s share of Allowance for Funds Used During Construction (AFUDC) during the construction phase.”

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries Roanoke Gas Company and RGC Midstream, LLC.

Utility margin is a non-GAAP measure defined as utility revenues less cost of gas.  Management considers this non-GAAP measure to provide useful information to both management and investors for purpose of such comparability and in evaluating operating performance, but it should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for, or superior to, GAAP results.

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from any expectations expressed in the Company’s forward-looking statements, regarding inflation, customer growth, infrastructure investment and margins. These risks and uncertainties include gas prices and supply, geopolitical considerations, MVP operation, along with risks included under Item 1-A in the Company’s fiscal 2024 Form 10-K.  Forward-looking statements reflect the Company’s current expectations only as of the date they are made. The Company assumes no duty to update these statements should expectations change or actual results differ from current expectations except as required by applicable laws and regulations.

Past performance is not necessarily a predictor of future results.

Summary financial statements for the first quarter are as follows:

RGC Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,
	2024	2023

Operating revenues	$27,289,486	$24,419,352
Operating expenses	19,961,465	17,767,315
Operating income	7,328,021	6,652,037
Equity in earnings of unconsolidated affiliate	854,213	1,467,835
Other income, net	473,336	120,786
Interest expense	1,779,930	1,636,273
Income before income taxes	6,875,640	6,604,385
Income tax expense	1,605,951	1,584,393

Net income	$5,269,689	$5,019,992

Net earnings per share of common stock:
Basic	$0.51	$0.50
Diluted	$0.51	$0.50

Cash dividends per common share	$0.2075	$0.2000

Weighted average number of common shares outstanding:
Basic	10,259,717	10,029,243
Diluted	10,263,997	10,031,354

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
Assets	2024	2023
Current assets	$35,920,737	$34,769,875
Utility property, net	265,540,721	250,343,833
Other non-current assets	33,711,014	29,589,527

Total Assets	$335,172,472	$314,703,235

Liabilities and Stockholders’ Equity
Current liabilities	$64,324,575	$64,196,722
Long-term debt, net	111,336,132	102,461,196
Deferred credits and other non-current liabilities	47,750,676	44,500,714
Total Liabilities	223,411,383	211,158,632
Stockholders’ Equity	111,761,089	103,544,603

Total Liabilities and Stockholders’ Equity	$335,172,472	$314,703,235